UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Genaera Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENAERA CORPORATION

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2008

TO THE STOCKHOLDERS OF

GENAERA CORPORATION:

Notice is hereby given that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Genaera Corporation (the “Company”) will be held at the Blue Bell Country Club located at 1800 Tournament Drive, Blue Bell, Pennsylvania 19422 on Thursday, May 29, 2008, at 10:00 a.m. local time, for the following purposes:

1.	To elect six directors to the Board of Directors of the Company;

2.	To approve the amendment to the Genaera Corporation 2004 Stock-Based Incentive Compensation Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 2,166,667 shares from 1,833,333 shares to 4,000,000 shares;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record as of the close of business on April 4, 2008 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournment thereof. A list of the Company’s stockholders as of the close of business on April 4, 2008 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company’s executive offices at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462.

By Order of the Board of Directors,

/s/ Leanne M. Kelly
LEANNE M. KELLY Senior Vice President, Chief Financial Officer and Secretary

Plymouth Meeting, Pennsylvania

April 23, 2008

THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING MAILED ON OR ABOUT APRIL 23, 2008.

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THEIR SHARES IN PERSON.

GENAERA CORPORATION

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

PROXY STATEMENT FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2008

This proxy statement (the “Proxy Statement”) and the accompanying form of proxy are being mailed on or about April 23, 2008 to the stockholders of Genaera Corporation (“we,” “us,” the “Company” or “Genaera”). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Blue Bell Country Club located at 1800 Tournament Drive, Blue Bell, Pennsylvania 19422 on Thursday, May 29, 2008, at 10:00 a.m. local time, and at any adjournments thereof.

Solicitation of proxies is made on behalf of the Company and its Board of Directors. The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard. The Company may engage a professional solicitation firm to assist it with solicitation of proxies prior to the Annual Meeting. If the Company decides to engage such a firm, the Company does not expect to pay more than $15,000 plus expenses.

In accordance with a notice previously sent to certain street-name stockholders who share a single address, the Company is sending only one annual report and Proxy Statement to that address unless the Company received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Investor Relations at (610) 941-5675 or write them at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. If you are receiving multiple copies of the Company’s annual report and Proxy Statement, you can request householding by contacting Investor Relations in the same manner.

The Company’s Annual Report to Stockholders for the year ended December 31, 2007, including the Company’s Annual Report on Form 10-K, is being mailed to stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement. Additional copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the U. S. Securities and Exchange Commission, are available without charge upon written request to Investor Relations, Genaera Corporation, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 or in the SEC’s EDGAR database at www.sec.gov.

VOTING AT THE MEETING

Holders of record of shares of the Company’s Common Stock at the close of business on April 4, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 17,464,630 shares of common stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of common stock outstanding in such stockholder’s name. A list of stockholders eligible to vote will be available for inspection by stockholders at the Company’s principal place of business, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 during normal business hours beginning on May 19, 2008.

The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of stockholders of a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his, her or its shares at the Annual Meeting. The shares of common stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the Board of Directors (the “Board”). If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the election of directors and the ratification of the independent registered public accounting firm, under the rules of various stock exchanges, the broker may vote your shares at its discretion. For all other proposals, the broker may not vote your shares at all. This is commonly referred to as “broker non-vote.”

Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Votes may be cast in favor of a director nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect on this matter other than for purposes of determining the presence of a quorum. A broker’s discretionary authority to vote in an uncontested election of directors is not limited so there cannot be any broker non-votes regarding this matter.

With regard to the proposed amendment to the Company’s 2004 Stock-Based Incentive Compensation Plan, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy and entitled to vote on the matter is required to approve such an amendment. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on this matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

With regard to the ratification of KPMG LLP as the Company’s independent registered public accounting firm, the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required. A broker’s discretionary authority to vote to ratify the Company’s independent accounting firm is not limited so there cannot be any broker non-votes regarding this matter. Abstentions are considered shares entitled to vote on this matter and therefore will have the effect of a vote against ratification.

Execution of the accompanying proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company’s transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of common stock.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Company’s officers at meetings of the Board of Directors and committees of the Board of Directors.

The Company routinely compares its corporate governance policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company expects to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company has adopted and will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the Nasdaq Stock Market LLC (the “NASDAQ”).

Meetings of the Board of Directors

The Board of Directors of the Company held fifteen (15) meetings and committees of the Board held ten (10) meetings during 2007. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period, with the exception of Dr. Peter J. Savino, who attended 47% of such meetings. The directors in the aggregate attended approximately 88% of their Board of Directors and assigned committee meetings during such period.

Board members are expected to make every reasonable effort to attend the Annual Meeting of Stockholders. All directors attended the 2007 Annual Meeting of Stockholders held on May 17, 2007.

Director Independence

The Board of Directors has determined that the following directors are independent under the listing standards of the NASDAQ: R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Peter J. Savino, M.D., Robert F. Shapiro and James B. Wyngaarden, M.D.

Lead Director

In May 2005, the independent directors on the Board of Directors elected Dr. Zola P. Horovitz as the Company’s Lead Director. As Lead Director, Dr. Horovitz is available to the other directors to discuss their concerns and questions related to the Company; consults with the Chief Executive Officer regarding concerns and questions of the directors; and presides over the executive sessions of the Board of Directors.

Committees of the Board of Directors

The General Corporation Law of the State of Delaware provides that the Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members an Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website under the Investors section at http://www.genaera.com. The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company’s financial reporting process and systems of internal financial controls regarding finance and accounting compliance; monitor the independence and performance of the Company’s independent registered public accounting firm; and provide an open avenue of communication among the independent registered public accounting firm members, management and the Board of Directors. The Audit Committee also has the responsibility to select or replace the independent registered public accounting firm. The Audit Committee held six (6) meetings during 2007. The current members of the Audit Committee are Dr. Horovitz (Chairman) and Messrs. Imasogie and Shapiro. Each of the members of the Audit Committee is independent under Rule 4200(a)(15) of the listing standards of the NASDAQ and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All Audit Committee members satisfy NASDAQ Rule 4350(d)(2)(A) (the “Rule”) regarding fundamental understanding of financial statements and both Messrs. Shapiro and Imasogie fulfill the Rule’s specific requirement that at least one Audit Committee member possess “past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.” The Board has not designated an audit committee financial expert, as defined in Rule 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Board believes the cumulative financial sophistication and experience of the Audit Committee members allow the Committee to perform its role effectively, given the nature of the Company’s current activities.

Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website under the Investors section at http://www.genaera.com. The Compensation Committee has general supervisory power over, and the power to grant awards under, the Company’s equity compensation plans. In addition, the Compensation Committee recommends to the Board the compensation of the Company’s President and Chief Executive Officer, reviews and takes action on the recommendations of the President and Chief Executive Officer as to the compensation of the Company’s other officers and key personnel, approves the grants of any bonuses to officers and reviews other compensation matters generally. The Compensation Committee held four (4) meetings during 2007. The current members of the Compensation Committee are Mr. Ecock (Chairman), Dr. Horovitz and Mr. Shapiro. Each of the members of the Compensation Committee is independent under Rule 4200(a)(15) of the listing standards of the NASDAQ.

The Compensation Committee meets as often as necessary to perform its duties and responsibilities. Typically, the Compensation Committee’s meeting agenda is established by the Committee Chairman in consultation with the Company’s Senior Vice President, Human Resources. Typically, the Company’s Chief Executive Officer and the Senior Vice President, Human Resources attend the Committee meetings. The Committee also generally meets in executive session without management, as the Committee deems appropriate and necessary.

Compensation Committee members receive and review materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has requested. Depending on the meeting’s agenda, such materials may include: details regarding compensation for each executive, including equity ownership; copies of performance reviews and evaluations of executives who report directly to the Chief Executive Officer; market data such as the Radford Biotechnology Executive Compensation Survey, published by Aon Consulting, which is a resource of competitive intelligence for vice president-and-above level positions in the biotechnology and pharmaceutical industries; and the Top Five Report on Executive Compensation in the Biopharmaceutical Industry, published by Top Five Data Services, Inc., which is a resource of spreadsheets that aggregate industry executives’ actual and proposed compensation.

The Compensation Committee meets numerous times during the year, particularly in connection with the Company’s semi-annual reviews, to discuss the Company’s compensation philosophy, to review the Company’s historical compensation practices and to review the collected market data. After considering this information, each individual executive’s contribution to the Company’s achievements and any changes in the role and responsibility of the executive during the year, the Compensation Committee reviews and approves proposed compensation for the executive officers, including base salary, bonus and equity awards.

Management plays a significant role in the Company’s compensation setting process. Most importantly, management evaluates employee performance, establishes business targets and objectives and recommends salary levels, bonus awards and option awards for Company’s executives other than the Company’s Chief Executive Officer. The Chief Executive Officer recommends to the Compensation Committee the salary levels, bonus awards and equity awards for the other named executive officers. Management also assists in preparing and distributing the meeting materials in advance of each Compensation Committee meeting.

The Compensation Committee is permitted to retain, approve fees for and terminate advisors, agents and consultants as it deems necessary to assist in the fulfillment of its responsibilities. At this time, the Compensation Committee has not engaged a third-party compensation consultant to assist it in fulfilling its duties. In addition, the Compensation Committee’s charter authorizes the Committee to form and delegate authority, as it deems appropriate, to subcommittees.

Nominating Committee. The Nominating Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website under the Investors section at http://www.genaera.com. The Nominating Committee is authorized to consider candidates for directors of the Company. It is the policy of the Nominating Committee to consider director nominees recommended by stockholders. The deadlines and procedures for stockholder submissions of director nominees are described under the section of this Proxy Statement entitled “Director Nominations and Stockholder Proposals for the 2009 Annual Meeting.” There were no meetings of the Nominating Committee in 2007. The current members of the Nominating Committee are Dr. Wyngaarden (Chairman) and Messrs. Ecock and Imasogie. Each of the members of the Nominating Committee is independent under Rule 4200(a)(15) of the listing standards of the NASDAQ.

Compensation of Directors

All non-employee directors receive an annual retainer fee of $15,000 for their services to the Company as directors, with the exception of the Lead Director who receives an annual fee of $22,500, pro rated in accordance with the period served, and grants of stock options for 3,333 shares of common stock annually. These grants are made automatically on the date of the Annual Meeting of Stockholders to each director elected at such meeting pursuant to Section 8.2 of the 2004 Stock-Based Incentive Compensation Plan adopted at the 2004 Annual Meeting of Stockholders. If a “change in control,” as defined in that plan, were to occur, these options would become immediately exercisable in full. The options granted to directors are non-qualified stock options to acquire shares of common stock with a stated term of ten years, vesting in four equal annual installments beginning one year after the date of grant.

Members of the Audit, Compensation and Nominating Committees receive additional compensation for attendance at committee meetings at the rate of $500 per minuted meeting, but not to exceed $500 per calendar quarter. The Chairman of the Audit Committee receives an additional $1,000 for a total of $1,500 per minuted committee meeting attended, not to exceed $1,500 per calendar quarter. The Chairmen of the Compensation and Nominating Committees receive an additional $500 per minuted meeting of the committees they chair for a total of $1,000 per minuted meeting, not to exceed $1,000 per calendar quarter. Directors are also reimbursed for expenses incurred in connection with the attendance of meetings of the Board of Directors.

Director Compensation

The table below summarizes fees earned by the Company’s non-employee directors for the fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash (2)	Option Awards (3)	Total
R. Frank Ecock	$19,000	$25,596	$44,596
Zola P. Horovitz, Ph.D.	$30,000	$25,596	$55,596
Osagie O. Imasogie	$16,500	$25,482	$41,982
Mitchell D. Kaye	$3,750	$960	$4,710
Peter J. Savino, M.D.	$15,000	$14,259	$29,259
Robert F. Shapiro	$19,000	$25,596	$44,596
James B. Wyngaarden, M.D.	$15,000	$25,596	$40,596

(1)	See the Summary Compensation Table for disclosure related to John L. Armstrong, Jr., who served as an executive officer of the Company in 2007.
(2)	Reflects annual retainers, committee meeting fees and Committee Chairman fees for fiscal 2007 as described in the section entitled “Compensation of Directors” above.
(3)	Amounts are calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”). See Note 9 of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards. The full grant date fair value of the stock options awarded to each non-employee director to purchase shares of the Company’s common stock, computed in accordance with SFAS 123(R), excludes the effect of estimated forfeitures. The full grant date fair value of the stock options awarded to each of R. Frank Ecock, Dr. Zola Horovitz, Osagie O. Imasogie, Dr. Peter J. Savino, Robert F. Shapiro and Dr. James B. Wyngaarden on May 11, 2007 to purchase shares of the Company’s common stock was $6,388. The full grant date fair value of the stock options awarded to Mitchell D. Kaye on September 27, 2007 to purchase shares of the Company’s common stock was $7,063. At December 31, 2007, the aggregate number of stock options outstanding for each director was as follows: R. Frank Ecock, 26,672; Dr. Zola Horovitz, 31,671; Osagie O. Imasogie, 18,336; Mitchell D. Kaye, 3,333; Dr. Peter J. Savino, 10,001; Robert F. Shapiro, 28,338; and Dr. James B. Wyngaarden, 28,338.

Communications with the Board

Stockholders may communicate with the Board of Directors by sending a letter to Genaera Board of Directors, c/o the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. The Office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Genaera Corporation or its business or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Code of Ethics

The Board of Directors is committed to ethical business practices. The Company adopted a Code of Business Conduct and Ethics in December 2003. This corporate code of ethics applies to all of the Company’s employees and directors and includes the code of ethics for the Company’s principal executive officer, principal financial officer and principal accounting officer within the meaning of the Securities and Exchange Commission’s regulations adopted under the Sarbanes-Oxley Act of 2002. The Company’s corporate code of ethics is posted under the Investors section of its website at http://www.genaera.com. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolution adopted by the Board of Directors. At the Annual Meeting, six directors are to be elected. Each director will hold office until the 2009 Annual Meeting, the election and qualification of his successor or his earlier death, removal or resignation.

The Board of Directors has nominated John L. Armstrong, Jr., R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Mitchell D. Kaye and Robert F. Shapiro, for re-election as directors of the Company. All nominees are directors of the Company whose terms expire at the 2008 Annual Meeting. James B. Wyngaarden, M.D. and Peter J. Savino, M.D, each of whom is currently serving on the Company’s Board of Directors, are not standing for re-election. Stockholders are also entitled to nominate candidates for the Board of Directors in accordance with the process set forth under the section entitled “Director Nominations and Stockholder Proposals for the 2009 Annual Meeting” in this Proxy Statement.

All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board may decide to reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION

Name of Director	Age	Year First Became Director	Principal Occupations During at Least the Past Five Years and Certain Directorships
John L. Armstrong, Jr.	64	2006	Mr. Armstrong has served as Genaera’s President and Chief Executive Officer since January 2006 and as a director of the Company since February 2006. Mr. Armstrong served as the Company’s President and Chief Operating Officer from July 2005 to December 2005 and as the Company’s Executive Vice President and Chief Operating Officer from July 2004 to July 2005. Mr. Armstrong was appointed Executive Vice President upon joining the Company in October 2003. From November 2001 to October 2003, Mr. Armstrong worked as an independent consultant to pharmaceutical companies on business strategy and chemistry, manufacturing and controls. From December 1999 to November 2001, he served as Chief Executive Officer of Mills Biopharmaceuticals and as Vice President of Business Development at UroCor, Inc. Prior to that, Mr. Armstrong served as President and Chief Operating Officer at Oread, Inc. from February 1998 to August 1999 and spent 1991 to 1998 with the DuPont Merck Pharmaceutical Company in various executive positions, including President of ENDO Laboratories and President of the global manufacturing/quality division.

R. Frank Ecock	72	2001	Mr. Ecock has served as a director of the Company since 2001. From 2000 to 2006, Mr. Ecock served as the Senior Vice President in charge of Strategic Planning for MOVA Pharmaceutical Corporation. Mr. Ecock was employed by Merck & Company, Inc. for thirty-three years until his

Name of Director	Age	Year First Became Director	Principal Occupations During at Least the Past Five Years and Certain Directorships
			retirement in December 1991. From November 1989 until December 1991, he was Vice President, North American Operations of Merck and was responsible for operations, quality control and engineering support for five plants and the headquarters site. Since December 1991, Mr. Ecock has been a consultant to the pharmaceutical and biotechnology industries.

Zola P. Horovitz, Ph.D.	73	1995	Dr. Horovitz has served as a director of the Company since 1995. Since May 2005, Dr. Horowitz has served as the Company’s Lead Director and served as Chairman of the Board from August 1998 through November 2000. Dr. Horovitz was employed by Bristol-Myers Squibb Company (“Bristol-Myers”) and its predecessor, Squibb Corporation, for over thirty years. At the time of his retirement in 1994, Dr. Horovitz was Vice President of Business Development at Bristol-Myers. Since 1994, Dr. Horovitz has been a consultant to the pharmaceutical and biotechnology industries and is also a director of Avigen Inc., BioCryst Pharmaceuticals Inc., GenVec Inc., Palatin Technologies Inc., Dov Pharmaceutical Inc., Immunicon Corporation and Nitromed Inc.

Osagie O. Imasogie	46	2004	Mr. Imasogie has served as a director of the Company since January 2004. Since 2004, Mr. Imasogie has served as the Executive Vice President of Global Corporation Development for Dr. Reddy’s Laboratories, Inc. and a Senior Managing Partner of Phoenix IP Ventures. From 2000 until January 2004, Mr. Imasogie served as the Vice President and a Director of the Genetics and Discovery Venture at GlaxoSmithKline Research and Development (“R&D”). In 2000, Mr. Imasogie served as Vice President and Director of Product Development Strategy at SmithKline Beecham R&D. From 1997 to 2000, Mr. Imasogie served as Senior Vice President of Business Development, General Counsel and Secretary of Endo Pharmaceuticals. Previously, Mr. Imasogie served as Vice President of Dupont Merck Pharmaceutical Company and as a Corporate Finance Partner at PriceWaterhouse.

Mitchell D. Kaye	39	2007	Mr. Kaye has served as a director of the Company since September 2007. As Chief Executive Officer and founding partner of Xmark Opportunity Partners, LLC, Mr. Kaye has been responsible for overseeing all life sciences investments for the firm since 1996.

Robert F. Shapiro	73	1996	Mr. Shapiro has served as a director of the Company since September 1996. Since 1997, Mr. Shapiro has been the Vice Chairman and a Partner of Klingenstein, Fields and Co., LLC, an investment management firm. Prior to that, Mr. Shapiro served as President and Co-Chairman of Wertheim Schroder & Co., Inc. and Chairman of New Street Capital Corporation, investment banking firms. Mr. Shapiro is also a director of The TJX Companies, Inc.

PROPOSAL NO. 2—APPROVAL OF AN INCREASE IN SHARES AUTHORIZED FOR

ISSUANCE UNDER THE COMPANY’S 2004 STOCK-BASED INCENTIVE COMPENSATION PLAN, AS AMENDED

At the 2004 Annual Meeting, stockholders approved the Genaera Corporation 2004 Stock-Based Incentive Compensation Plan (as amended, the “2004 Plan”), which is the plan under which the Company presently grants stock options or stock awards to its employees, non-employee directors and other key personnel. On March 18, 2008, the Board of Directors approved an amendment to the 2004 Plan, subject to stockholder approval, to (i) increase the aggregate number of shares of common stock authorized for issuance or transfer through the grant of stock options or stock awards from 1,833,333 shares to 4,000,000 shares and (ii) to update the number of options which are granted to directors to reflect the one-for-six reverse split of the Company’s common stock which was effected on May 11, 2007.

The Board believes that the 2004 Plan helps the Company attract, retain and motivate employees and other key personnel and encourages them to devote their best efforts to the business and financial success of the Company. The Board believes that by providing key employees, non-employee directors and consultants with the opportunity to acquire an equity interest in the Company, stock options serve to align the grantees’ interests closely with those of the other stockholders. As of March 31, 2008, the Company had granted, net of cancellations, options to purchase and 1,456,799 shares under the 2004 Plan. As of March 31, 2008, the Company had granted, net of cancellations, restricted stock awards of 33,481 shares under the 2004 Plan. As of March 31, 2008, the Company had 343,053 shares available to grant under the 2004 Plan. The Board of Directors believes it is in the best interest of the Company to increase the number of shares that may be issued or transferred under the 2004 Plan as the increase will allow the Company to continue to grant stock-based compensation at levels it deems appropriate. Currently, all options outstanding under the 2004 Plan have exercise prices well above the trading price of the Company’s common stock.

The following is a summary of the 2004 Plan and it is qualified in its entirety by the 2004 Plan, which was previously filed with the Securities and Exchange Commission as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 2006. A copy of the proposed amendment to the 2004 Plan is attached to this Proxy Statement as Appendix A.

Description of the 2004 Plan

The 2004 Plan provides for grants of stock options and restricted stock to designated officers and other employees (including employees who are also directors) of the Company or its subsidiaries, non-employee directors of the Company and advisors and consultants who perform valuable services for the Company or its subsidiaries. Grants of stock options and restricted stock are referred to collectively as “Grants.” The Company has filed a registration statement on Form S-8 to register the initial aggregate shares of common stock issuable under the 2004 Plan. If the amendment to the 2004 Plan is approved by stockholders, increasing the number of shares under the 2004 Plan to 4,000,000, the Company will file a Form S-8 to register the additional shares.

General.    Subject to adjustment in certain circumstances, as discussed below, and stockholder approval of the increase in the number of shares available under the 2004 Plan, the 2004 Plan will authorize up to 4,000,000 shares of common stock for issuance pursuant to the terms of the 2004 Plan. If and to the extent Grants under the 2004 Plan expire, or are canceled, forfeited, exchanged, surrendered or terminated for any reason without being exercised, or the shares subject to any Grant are forfeited, the shares of common stock subject to such Grant will be available again for grant under the 2004 Plan.

Administration.    The 2004 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently comprised of three members, each of whom is a member of the Board of Directors, a “non-employee director” as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act and an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. In addition, the Board of Directors may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The secondary committee will have the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Compensation Committee has under the terms of the 2004 Plan.

The Compensation Committee has the following powers and authority with regard to the 2004 Plan:

•	to interpret and administer the 2004 Plan;

•	to select the participants who are to receive awards under the 2004 Plan;

•	to determine the times at which awards will be granted;

•	to determine the amount of awards to be granted to each such participant;

•

to unilaterally amend existing awards without the consent of the participant; provided that such amendment does not adversely affect the participant and that no award may be repriced, replaced, regranted through cancellation or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award;

•	to amend existing awards that adversely affect a participant, provided that the participant consents; and

•	to determine the terms and conditions of awards granted under the 2004 Plan and the terms of grant instruments which will be entered into with participants with respect to the 2004 Plan.

The Compensation Committee has the power to establish different terms and conditions with respect to different participants in the 2004 Plan.

Shares of Stock Available for Grant.    If stockholder approval is obtained, a total not exceeding an aggregate amount of 4,000,000 shares of common stock will be available for issuance under the 2004 Plan. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of common stock subject to options that may be granted to any one individual may not exceed 500,000 shares of common stock during any calendar year (the “Individual Limit”).

The 2004 Plan provides that the number of shares or options issuable or transferable to participants and other relevant features of each award may be appropriately adjusted by the Compensation Committee if any change in the outstanding shares of common stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of common stock or other similar corporate change occurs.

Incentive Awards to the Company’s Directors.    Under the 2004 Plan, each director who is not an employee of the Company and who is elected or reelected to the Board of Directors at an annual meeting of stockholders automatically receives an option to purchase 3,333 shares of common stock and the shares of common stock underlying such option shall vest one-quarter per year that such director remains a director for four years beginning on the first anniversary of the grant. In the event a director resigns from the Company’s Board of Directors, other than for cause, prior to the four-year anniversary of the options grant, the vesting of such option shall accelerate to the effect that such option immediately becomes exercisable with respect to one-forty-eighth of the shares of common stock underlying such option for each full month that has elapsed between the date of the grant of such option and the date of such resignation. The price per share at which common stock may be purchased upon the exercise of an option granted to a director shall not be less than the fair market value of a share of common stock on the date of grant.

Options.    The specific terms and conditions of each option are to be set forth in a written option grant instrument, which complies with the 2004 Plan.

The Compensation Committee establishes the time and the manner in which an option may be exercised and has a right to amend the terms of option grant instruments in certain circumstances. The price per share at which common stock may be purchased upon exercise of an option is determined by the Compensation Committee, but, in the case of incentive stock options, shall not be less than the fair market value (as such term is defined in the 2004 Plan) of a share of common stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of common stock on the date of grant. The option price for non-qualified options may not be less than the fair market value of a share of common stock on the date of grant.

The option price of the shares of common stock received upon the exercise of an option shall be paid: (i) in full in cash at the time of exercise; (ii) with the consent of the Compensation Committee, in whole or in part in common stock held by the participant for at least six months and valued at their fair market value on the date of exercise; or (iii) by such other method as the Compensation Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. With the consent of the Compensation Committee, payment upon the exercise of a non-qualified option may be made in whole or in part by shares of common stock which have been held by the participant for at least six months (based upon the fair market value of the common stock on the date the option is exercised, as determined by the Compensation Committee). Special rules apply which limit the time of exercise of an option following an employee’s termination of employment or upon the occurrence of a change in control of the Company. The Compensation Committee may impose additional restrictions on the exercise of any option.

Deferred Stock.    In a deferred stock award, the Company will deliver, subject to certain conditions which could include achievement of performance goals determined by the Compensation Committee, a fixed number of shares of common stock to the participant at the end of a specified deferral period or periods. During the deferral period(s), the participant has no rights as a stockholder with respect to any such shares. Amounts equal to any dividends declared during the deferral period with respect to deferred stock that is not subject to the achievement of specified performance goals will be paid to the participant, reinvested in additional shares of deferred stock or otherwise reinvested, as determined by the Compensation Committee at the time of the award. Dividends paid during the deferral period on deferred stock subject to a performance goal shall be reinvested in additional deferred stock and the expiration of the deferral period for such deferred stock shall be subject to the performance goals. Shares of common stock awarded pursuant to a deferred stock award shall be issued and delivered at the end of a deferral period as specified in the deferred stock grant instrument evidencing such award.

Restricted Stock.    In a restricted stock award, the Compensation Committee grants to a participant shares of common stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of certain events, including the achievement of certain performance goals determined by the Compensation Committee. During the restriction period, holders of restricted stock have the right to vote the shares of restricted stock. Amounts equal to any dividends declared during the restriction period with respect to restricted stock that is not subject to the achievement of specified performance goals will be paid to the participant, reinvested in additional shares of restricted stock or otherwise invested, as determined by the Compensation Committee at the time of the award. Dividends paid during the restriction period on restricted stock subject to a performance goal shall be reinvested in additional restricted stock and the expiration of the restriction period for such restricted stock shall be subject to the performance goals. Generally, certificates representing shares of common stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. The Compensation Committee may modify or accelerate the delivery of shares of restricted stock.

Amendment of the 2004 Plan.    The Board of Directors may modify or amend, suspend or terminate the 2004 Plan at any time, provided that no such amendment may be made without stockholder approval which shall (i) increase (except as provided in the 2004 Plan) the total number of shares available for issuance pursuant to the 2004 Plan, (ii) change the class of participants eligible to participate, (iii) modify the Individual Limit (except as provided in the 2004 Plan) or the categories of performance goals set forth in the 2004 Plan or (iv) change the amendment and termination provisions of the 2004 Plan. Termination of the 2004 Plan would not affect options outstanding under the 2004 Plan at the time of termination.

Changes in Capitalization.    In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the Company’s corporate structure affecting its common stock, or any distribution to the Company’s stockholders other than a cash dividend, the Board of Directors will make the appropriate adjustment in the number and kind of shares authorized by the 2004 Plan and other adjustments to outstanding awards as it deems appropriate. No fractional shares of common stock shall be issued pursuant to such an adjustment. The fair market value of any fractional shares resulting from such adjustments will, where appropriate, be paid in cash to the holders.

Change of Control.    Upon a change of control of the Company (as defined in the 2004 Plan) and unless the Compensation Committee determines otherwise, the Compensation Committee will fully vest all awards made under the 2004 Plan. In addition, upon a change of control of the Company, the Compensation Committee may, at its discretion, (i) cancel any outstanding awards in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option or base price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options or (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

Federal Tax Consequences of Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in federal taxable income to an option holder or a deduction to the Company. Only employees of the Company may receive incentive stock options. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. In addition, the option holder must be an employee at all times between the date of grant and the date three months, or one year in the case of disability, before the exercise of the option. Special rules apply in the case of the death of the option holder. Incentive stock option treatment under the Code generally allows the sale of the Company’s common stock received upon the exercise of an incentive stock option to result in any gain being treated as long-term capital gain to the option holder, but the Company will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. The Company will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Generally, an option holder will recognize ordinary income at the time a vested non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain or loss depending on the holding period involved. The tax basis (cost) of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Additional special tax rules may apply to those option holders who are subject to the rules set forth in Section 16 of the Exchange Act. The foregoing tax discussion is a general description of certain expected federal income tax results under current law and all affected individuals should consult their own advisors if they wish any further details or have special questions.

Federal Tax Consequences of Restricted or Deferred Stock Awards

Shares of restricted stock received will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such shares of restricted stock does not make the Section 83(b) election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time (less any amounts paid for such shares). Dividends paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) election”) with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares (less any amounts paid for such shares) when the participant receives them (valued without taking the restrictions into account). By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse and will instead recognize capital gain or loss with respect to the shares when they are sold. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming the Company has adequate current or accumulated earnings and profits. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, within 30 days after the shares of restricted stock are received, and the participant must also attach a copy of such election to his or her federal income tax return for the year in which the shares are received.

A participant realizes no taxable income when a deferred stock award is made. When the deferral period for the award ends and the participant receives shares of common stock, the participant will realize ordinary income equal to the fair market value of the shares at that time. A participant’s tax basis in the shares of common stock received at the end of a deferral period will be equal to the fair market value of such shares when such participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m)

Section 162(m) of the Code may preclude the Company from claiming a federal income tax deduction if the Company pays total remuneration in excess of $1 million to the Chief Executive Officer or to any of the other four most highly compensated officers in any one year. Total remuneration would generally include amounts received upon the exercise of stock options granted under the 2004 Plan and the value of shares received when restricted shares become transferable or such other time when income is recognized. An exception does exist, however, for performance-based compensation, which includes amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The 2004 Plan is intended to allow for grants of stock options that meet the requirements of performance-based compensation. The 2004 Plan is also intended to allow for grants of restricted stock and deferred stock to which performance goals are attached that meet the requirements of performance-based compensation. Other awards have been structured with the intent that such awards may qualify as performance-based compensation if so determined by the Compensation Committee.

Grants Under The 2004 Plan

Because Grants will be made from time to time by the Compensation Committee to those persons whom the Compensation Committee determines in its discretion should receive Grants, the benefits and amounts that may be received in the future by persons eligible to participate in the 2004 Plan are not presently determinable.

The affirmative vote of the holders of a majority of the common stock represented at the Annual Meeting is required for approval of this proposal. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby in favor of amending the 2004 Plan as described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 STOCK-BASED

INCENTIVE COMPENSATION PLAN, AS AMENDED, TO INCREASE THE NUMBER

OF SHARES ISSUABLE THEREUNDER TO 4,000,000 SHARES.

Equity Compensation Plan Information

The following table provides aggregate information as of December 31, 2007 regarding the Company’s equity compensation plans, including the 2004 Plan and the 1998 Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights and lapse of restrictions on restricted stock	Weighted-average exercise price of outstanding options and rights(1)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,611,497	$4.33	721,836
Equity compensation plans not approved by security holders	—	—	—

Total	4,611,497	$4.33	721,836

(1)	Does not include restricted stock, as exercise price is determined on date of issuance, not date of grant.

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has reappointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws, Delaware corporate law or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2008.

KPMG LLP has audited the Company’s financial statements since their appointment in 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed by KPMG LLP to the Company for:

	2007	2006
Audit fees, including the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q and fees related to consents and review of registration statements	$242,294	$377,965	(1)
Audit-related fees	—	—
Tax fees, including tax compliance, advice and planning	13,000	10,000
All Other fees, other than for services covered above	—	—

(1)	Includes the audit of internal control over financial reporting

The Audit Committee’s policy is to pre-approve the engagement of accountants to render all audit and tax services for the Company, as well as any changes to the terms of the engagement. The Audit Committee will also pre-approve all non-audit related services proposed to be provided by the Company’s independent registered public accounting firm. The Audit Committee reviews the terms of the engagement, a description of the engagement and a budget for the engagement. The request for services must be specific as to the particular services to be provided. Requests are aggregated and submitted to the Audit Committee in one of the following ways: requesting approval of services at a meeting of the Audit Committee; through a written consent; or by a designated member of the Audit Committee. The details of any services approved under this delegation must be reported to the full Audit Committee at the next Audit Committee meeting.

The affirmative vote of the holders of a majority of the common stock represented at the Annual Meeting is required for approval of this proposal. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the ratification of selection of KPMG LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Audit Committee of the Genaera Corporation Board of Directors (the “Audit Committee”) is composed of three directors who are not employees of the Company and operates under a written charter adopted by the Board of Directors, which is available on the Company’s website under the Investors section at http://www.genaera.com. The members of the Audit Committee are Zola P. Horovitz, Ph.D. (Chairman), Osagie O. Imasogie and Robert F. Shapiro. Each year, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, maintaining internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. In addition, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm management’s report on the operating effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

In 2007, the Audit Committee met and held discussions with management and the independent registered public accounting firm periodically. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by applicable auditing standards concerning communications with audit committees.

The Audit Committee also discussed with the Company’s independent registered public accounting firm, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence, including the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by the Accounting Standards Board of the American Institute of Certified Public Accountants, and as adopted by the Public Company Accounting Oversight Board. The Audit Committee further considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with such accountants maintaining their independence. Based on the foregoing discussions and reviews, the Audit Committee has satisfied itself as to the independence of KPMG LLP, the Company’s independent registered accounting firm.

The Audit Committee also discussed with senior management the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission. During 2007, the Company did not engage KPMG LLP to perform any management or financial information systems design consulting services.

In reliance on the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2008.

MEMBERS OF THE AUDIT COMMITTEE

Zola P. Horovitz, Ph.D., Chairman

Osagie O. Imasogie

Robert F. Shapiro

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers, their ages and their positions as of April 4, 2008, are as follows:

Name and Title	Age	Principal Occupations During at Least the Past Five Years and Certain Directorships
John L. Armstrong, Jr. President and Chief Executive Officer	64	Mr. Armstrong has served as Genaera’s President and Chief Executive Officer since January 2006 and as a director of the Company since February 2006. Mr. Armstrong served as the Company’s President and Chief Operating Officer from July 2005 to December 2005 and as the Company’s Executive Vice President and Chief Operating Officer from July 2004 to July 2005. Mr. Armstrong was appointed Executive Vice President upon joining the Company in October 2003. From November 2001 to October 2003, Mr. Armstrong worked as an independent consultant to pharmaceutical companies on business strategy and chemistry, manufacturing and controls. From December 1999 to November 2001, he served as Chief Executive Officer of Mills Biopharmaceuticals and as Vice President of Business Development at UroCor, Inc. Prior to that, Mr. Armstrong served as President and Chief Operating Officer at Oread, Inc. from February 1998 to August 1999 and spent 1991 to 1998 with the DuPont Merck Pharmaceutical Company in various executive positions, including President of ENDO Laboratories and President of the global manufacturing/quality division.

Michael J. Gast, M.D., Ph.D. Executive Vice President and Chief Medical Officer	59	Dr. Gast has served as the Company’s Executive Vice President and Chief Medical Officer since October 2007. Prior to that, he served as the Company’s Executive Vice President of Clinical Research and Development since January 2007. Prior to that, he served as the Company’s Senior Vice President, Clinical Research and Development from March 2006 to December 2006 and before that he served as the Company’s Chief Medical Officer from February 2005 to July 2005 before he left briefly to pursue personal interests. He was a full-time consultant to the Company from November 2005 to March 2006. Immediately prior to joining the Company in early 2005, he spent 11 years at Wyeth Pharmaceuticals, most recently serving as Vice President, Scientific Affairs within Wyeth Global Medical Affairs, where he was responsible for oversight of phase 4 clinical research programs. Prior to that, Dr. Gast served as Wyeth’s Vice President, Women’s Health Clinical Research and Development. Dr. Gast joined Wyeth after spending 21 years at the Washington University School of Medicine. During his tenure on the faculty at the Washington University Department of Obstetrics and Gynecology, Dr. Gast served as Director of the Division of Reproductive Endocrinology and Infertility and Director of the department’s Endocrine Clinical Laboratories.

Name and Title	Age	Principal Occupations During at Least the Past Five Years and Certain Directorships
Henry R. Wolfe, Ph.D. Executive Vice President and Chief Scientific Officer	50	Dr. Wolfe has served as the Company’s Executive Vice President and Chief Scientific Officer since October 2007. Prior to that, he served as the Company’s Executive Vice President of Business Development and Research and Development since November 2006. From January 2006 to November 2006, he served as the Company’s Vice President of Business Development and Executive Director of Business Development from March 2005 to January 2006. Prior to joining the Company in 2005, Dr. Wolfe was Vice President of Research and Development at Targeted Diagnostics and Therapeutics, Inc. from January 2000 to March 2005. Prior to that, Dr. Wolfe served in various management positions in the discovery and development of therapeutic and in vivo imaging products with Nycomed Amersham, plc (now GE Healthcare), Sterling Winthrop Pharmaceuticals, and E.I. Dupont deNemours Co.

Leanne M. Kelly Senior Vice President and Chief Financial Officer	31	Ms. Kelly has served as the Company’s Senior Vice President and Chief Financial Officer since May 2007. Prior to that, she had served as Vice President, Finance since January 2006 and Controller since December 2002. Prior to joining the Company, Ms. Kelly was Controller of Lamina Ceramics, Inc. from March 2002 to December 2002. Ms. Kelly also served as Senior Financial Analyst and SEC Accountant at Luminant Worldwide Corporation from March 2000 to November 2001 and Senior Auditor with KPMG LLP from October 1998 to March 2000.

COMPENSATION OVERVIEW

Introduction

This Compensation Overview provides a summary of the Company’s executive compensation program together with a description of material factors considered in determining the compensation provided to the Company’s Chief Executive Officer (“CEO”) and certain other executive officers (collectively, the named executive officers (“NEOs”)).

Compensation Committee

The Compensation Committee (the “Committee”) of the Board of Directors is composed of three non-employee directors, all of whom are independent directors under the listing standards of the NASDAQ and the Securities and Exchange Commission rules. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. Accordingly, the Committee has overall responsibility for approving and evaluating the various components of the Company’s executive compensation program. Semiannually, the Committee evaluates the performance of and determines the compensation of the NEOs. All of the actions of the Committee are reported to the Board in the form of copies of Committee minutes distributed to Board members in advance of regularly scheduled Board meetings. In establishing and reviewing the CEO’s base salary, the Committee looks at information from published biotechnology industry compensation surveys. In setting compensation for NEOs other than the CEO, the Committee requests, reviews and acts on recommendations of the CEO. Currently, the Committee does not engage a compensation consultant.

Executive Compensation Philosophy and Objectives

The Committee’s goals in structuring the Company’s compensation program for its NEOs are to:

•	attract and retain experienced executives to manage and advance the Company’s drug development programs;

•	align the interests of the executives and the Company’s stockholders;

•	offer compensation comparable with similarly sized companies in the pharmaceutical and biotechnology industries; and

•	provide incentives to achieve individual and Company objectives.

To achieve these goals, the Committee strives to associate a substantial portion of executives’ overall compensation potential to short-term operational goals, such as achieving progress in the Company’s research and drug development programs, strengthening of the Company’s financial position, raising the capital needed for the Company’s operations and succeeding in entering into appropriate business collaborations. The Committee further believes that the achievement of these short-term goals will contribute to the long-term success of the Company. In light of the Company’s need to develop its technology into viable products, progress toward achievement of research and development objectives is the most significant factor considered in determining compensation levels.

The Committee has determined that the executive compensation packages provided by the Company to its executives should include both cash and stock-based compensation that reward performance as measured against established objectives. In order to attract and retain qualified executives, the Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value for stockholders with components based upon the achievement of short-term strategic goals. The Committee believes that the achievement of both short- and long-term objectives over the next few years will place considerable demands on the executive team and that their retention and motivation are crucial to building long-term corporate value.

Setting Executive Compensation

Based on the compensation philosophy and objectives mentioned above, the Committee has structured the Company’s executive compensation program to motivate NEOs to achieve the objectives developed for the Company by management and approved by the Board of Directors and reward NEOs for achieving such objectives. The Board reviews the Company’s progress on these objectives throughout the year.

In making decisions regarding the CEO’s base salary, the Committee reviews published market data regarding base pay paid by other similar sized corporations in the biotechnology industry, including Aon’s Radford Biotechnology Survey and the Top Five Report on Executive Compensation in the Biopharmaceutical Industry (collectively, the “collected market data”). The Company utilizes the Radford data for (i) companies with under 50 employees, (ii) companies with 50-149 employees, and (iii) all companies presented in the survey, calculating the average compensation at the 75th percentile across the three subcategories (the “75th Percentile Average”) and the 50th percentile across the three subcategories (the “50th Percentile Average”) and then selecting a CEO base salary target somewhere between the 75th Percentile Average and the 50th Percentile Average.

Compensation for all NEOs is weighted more toward base salaries than variable pay and/or equity awards in order to motivate and retain executive officers. Compensation is also set at levels to enable the Company to compete for qualified personnel with similar biotechnology companies in the Company’s geographic area.

The Company conducts semi-annual reviews of all its employees in the middle and end of each calendar year. Modification of the various elements of compensation of the NEOs may be triggered by any of the following events: (1) promotion or other change of duties; (2) mid-year performance reviews; and (3) year-end performance reviews.

Base Salaries

The Company provides NEOs with base salaries to compensate them for services rendered during the fiscal year. While the Committee’s philosophy targets the CEO’s base salary between the 75th Percentile Average and the 50th Percentile Average, the Committee retains the discretion to deviate from this target based on the CEO’s performance, the Company’s historical practices and any other relevant factors. The Committee sets base salaries for the other NEOs at levels which aim to motivate and retain executive officers. The Committee also considers the Company’s historical practices and other relevant factors, such as the Company’s ability to compete for qualified personnel with similar biotechnology companies in the Company’s geographic area.

During its review of base salaries for executives, the Committee primarily considers:

•	an internal review of the executives’ compensation, both individually and relative to other officers;

•	historical information regarding compensation previously paid to NEOs;

•	the individual performance of the executive, in general and in light of previously established individual objectives; and

•	for the CEO, the collected market data, in particular the Aon Radford Biotechnology Survey.

In the absence of a promotion or special circumstances, the Committee reviews executive salaries once annually.

Discretionary Bonuses

Annual cash bonuses are included as part of the executive compensation program because the Committee believes that a significant portion of each NEO’s compensation should be contingent on the annual performance of the Company, as well as the individual contribution of the NEO.

At the end of each year, the CEO provides the Committee with written recommendations of the actual bonus awards to be granted to the other NEOs, which the Committee then reviews and discusses with the CEO. The CEO’s bonus is similarly determined by the Committee without the CEO’s participation. Bonuses are paid to the NEOs shortly after the Company’s fiscal year-end.

Long-Term Equity Incentives

The Committee believes that NEOs should be compensated in part with equity interests in the Company in order to more closely align the long-term interests of stockholders and executives. The Committee also believes that equity awards are an important means of attracting and retaining qualified executives. Accordingly, the Committee provides long-term incentives by means of periodic grants of stock options and restricted stock awards under the Company’s equity compensation plans.

Stock awards are made pursuant to the 1998 Equity Compensation Plan, as amended and the 2004 Plan (collectively, the “Equity Plans”). Stock options generally have exercise prices equal to the fair market value of the underlying common stock and expire ten years from the date of grant. The stock options and restricted stock granted to employees over a term that ranges from eighteen months to four years. The Committee believes that this vesting range serves to motivate and retain qualified executives, providing continuing benefits to the Company beyond those achieved in the year of grant.

All grants of equity compensation to NEOs are made by the Committee. The CEO recommends equity grants for the NEOs other than the CEO based upon the Company’s and each individual’s performance. In addition, the Company’s Senior Vice President, Human Resources prepares, under the supervision of the Committee Chairman, a recommendation of equity awards for the CEO, also based on the Company’s and his individual performance. The Chairman reviews and discusses this recommendation with the Committee without the CEO’s participation. Mid-year and year-end grant recommendations are based on the progress that the Company and each NEO has made toward previously established Company and individual objectives. The Committee considers these recommendations, long-term incentive grants previously given to the NEOs, long-term incentive grants given to other executive officers throughout the Company’s history and Committee members’ experience with similar companies in the biotechnology industry in determining the level of equity compensation made to the NEOs.

Other Compensation and Perquisite Benefits

In addition to the principal categories of compensation described above, the Company provides its NEOs with coverage under its broad-based health and welfare benefits plans, including medical, dental, disability and life insurance. The Company also sponsors a 401(k) plan, in which all employees, including the NEOs, are eligible to participate.

The Company’s NEOs are not generally entitled to benefits that are not otherwise available to all of the Company’s employees. In this regard, it should be noted that the Company does not provide pension arrangements (other than the 401(k) plan), postretirement health coverage or similar benefits for its executives. Occasionally, individual executives separately negotiate other benefits in addition to the 401(k) plan benefits described above, such as certain life insurance benefits, reimbursement of living expenses or automobile allowances, all of which is included in the “All Other Compensation” column of the Summary Compensation Table shown under the section of this Proxy Statement entitled “Executive Compensation”.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by the Company’s Chief Executive Officer and the NEOs for the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	All Other Compen- sation ($)		Total ($)
John L. Armstrong, Jr.	2007	$432,000	$150,000	$120,942	$524,454	—		$1,227,396
President and Chief Executive Officer	2006	$400,000	$100,000	$218,037	$359,892	$7,500	(2)	$1,085,429

Michael J. Gast, M.D., Ph.D.	2007	$323,000	$50,000	$33,500	$298,773	—		$705,273
Executive Vice President and Chief Medical Officer	2006	$238,625	$50,000	$27,917	$51,974	—		$368,516

Henry R. Wolfe Ph.D.	2007	$223,750	$72,603	—	$291,628	—		$587,981
Executive Vice President and Chief Scientific Officer

John A. Skolas (3)	2007	$92,000	—	$22,000	$140,882	$202,295	(4)	$451,177
Former Executive Vice President and Chief Financial Officer	2006	$272,750	—	$66,000	$277,395	—		$616,145

(1)	Amounts are calculated in accordance with the provisions of SFAS 123(R). See Note 9 of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards. The full grant date fair value of the stock options awarded to each NEO to purchase shares of the Company’s common stock, computed in accordance with SFAS 123(R), excludes the effect of estimated forfeitures.

The Company grants equity awards pursuant to the Amended 1998 Plan, which was originally effective on February 11, 1998, and which was approved by the Company’s stockholders on May 16, 2001, and the 2004 Plan, which was approved by the Company’s stockholders on May 11, 2004. Under each of the Equity Plans, the Compensation Committee of the Company’s Board of Directors has the authority to determine the terms of the awards including the timing and type of the award, the duration of any applicable exercise or restriction period, the number of shares subject to the award and the value of the award.

(2)	Mr. Armstrong’s other compensation in 2006 represents an automobile allowance.

(3)	Mr. Skolas and the Company entered into a separation agreement on April 9, 2007. In addition, Mr. Skolas and the Company entered into a consulting agreement on April 9, 2007 to cover the period beginning May 1, 2007 through December 31, 2007. On February 25, 2008, the consulting agreement was amended to extend through December 31, 2008.

(4)	Mr. Skolas’ other compensation represents (i) $184,000 in salary continuation pursuant to the separation agreement, dated April 9, 2007, between the Company; and (ii) $18,295 in earned but unused vacation.

Narrative Disclosure to Summary Compensation Table

Employment Letter Agreements

The Company currently has employment letter agreements with all of the NEOs, with the exception of Mr. Skolas, who entered into a separation agreement and a consulting agreement with the Company in 2007. Pursuant to the terms of such agreements, each named executive officer was entitled to the following payments and benefits in 2007:

Mr. Armstrong

Pursuant to Mr. Armstrong’s employment agreement, he is entitled to an annual base salary, currently $432,000. The Compensation Committee awarded Mr. Armstrong a bonus of $150,000 for fiscal year 2007. Under his employment agreement, Mr. Armstrong is entitled to up to 30 vacation days per year and is eligible to receive benefits under the Company’s benefit plans available to all employees. Mr. Armstrong’s potential severance and change in control payments are discussed under the heading “Additional Narrative Disclosure” below.

Dr. Gast

Pursuant to Dr. Gast’s employment agreement, he is entitled to an annual base salary, currently $332,000. The Compensation Committee awarded Dr. Gast a bonus of $50,000 for fiscal year 2007. Under his employment agreement, Dr Gast is entitled to up to 25 vacation days per year and is eligible to receive benefits under the Company’s benefit plans available to all employees. Dr. Gast’s potential severance and change in control payments are discussed under the heading “Additional Narrative Disclosure” below.

Dr. Wolfe

Pursuant to Dr. Wolfe’s employment agreement, he is entitled to an annual base salary, currently $250,000. The Compensation Committee awarded Dr. Wolfe a bonus of $41,000 for fiscal year 2007. Prior to his appointment to Chief Scientific Officer, Dr. Wolfe was also awarded a bonus of $28,000 pursuant to a plan implemented by the Company to retain key, non-officer employees and a performance bonus of $3,603. Under his employment agreement, Dr Wolfe is entitled to up to 20 vacation days per year and is eligible to receive benefits under the Company’s benefit plans available to all employees. Dr. Wolfe’s potential severance and change in control payments are discussed under the heading “Additional Narrative Disclosure” below.

Mr. Skolas

Mr. Skolas and the Company entered into a separation agreement on April 9, 2007, effective May 1, 2007. Pursuant to his separation agreement, in exchange for Mr. Skolas’ release of potential claims against the Company and a mutual non-disparagement covenant with the Company, Mr. Skolas is entitled to receive salary continuation at the rate of base salary in effect immediately prior to separation ($276,000) until the earlier of Mr. Skolas’ securing other full-time employment or April 30, 2008, plus reimbursement for premiums paid to continue Mr. Skolas’ health coverage under the Company’s health benefit plan.

In addition, Mr. Skolas and the Company entered into a consulting agreement on April 9, 2007, with a term from May 1, 2007 through December 31, 2007, pursuant to which Mr. Skolas may perform consulting services for the Company in the areas of legal and transactional matters. Under this consulting agreement, Mr. Skolas is entitled to $250.00 per hour for services performed and continued vesting of his outstanding stock options during the term of the consulting agreement. On February 25, 2008, the Company and Mr. Skolas amended his consulting agreement to (i) extend the term of his agreement to December 31, 2008 and (ii) allow for his options to continue vesting through December 31, 2008.

2007 Equity Compensation

In 2007, the Company granted options to each NEO set forth in the following table, which also includes the vesting dates of such options. Pursuant to the Company’s Equity Plans, these options will vest in full upon a change in control of the Company, as discussed more fully under the heading “Additional Narrative Disclosure” below. None of these options provide for any repricing, tandem features or reload features.

Named Executive	Grant Date(s)	Total Number of Shares	Vesting Dates	Number of Shares Vesting
Mr. Armstrong	5/18/2007	200,000	11/18/2007	66,667
			5/18/2008	66,667
			11/18/2008	66,666
	9/26/2007	275,000	4/1/2008	91,667
			7/1/2008	91,667
			12/31/2008	91,666

Dr. Gast	5/18/07	100,000	5/18/2008	25,000
			5/18/2009	25,000
			5/18/2010	25,000
			5/18/2011	25,000
	9/26/2007	275,000	4/1/2008	91,667
			7/1/2008	91,667
			12/31/2008	91,666

Dr. Wolfe	5/18/07	100,000	5/18/2008	25,000
			5/18/2009	25,000
			5/18/2010	25,000
			5/18/2011	25,000
	9/26/2007	275,000	4/1/2008	91,667
			7/1/2008	91,667
			12/31/2008	91,666

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the NEOs’ holdings of Company stock option and stock awards as of December 31, 2007. This table includes unexercised option awards and unvested restricted stock. Each equity grant is shown separately for each NEO.

	Option Awards					Stock Awards
Name and Title	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price(1)(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)(3) ($)
	Exercisable(1)	Unexercisable(1)
John L. Armstrong, Jr.	16,667	—		$26.70	10/27/2013
President and Chief Executive Officer	12,500	4,167	(4)	$19.14	7/23/2014
	12,500	4,167	(5)	$21.60	12/8/2014
	16,667	16,667	(6)	$10.14	7/27/2015
	16,667	16,667	(7)	$8.13	12/8/2015
	25,000	—		$2.64	8/1/2016
	16,667	8,333	(8)	$2.22	12/12/2016
	66,667	133,333	(16)	$2.75	5/18/2017
	—	275,000	(10)	$2.98	9/26/2017

Michael J. Gast M.D., Ph.D.	5,556	11,111	(11)	$8.04	3/20/2016
Executive Vice President and Chief Medical Officer						2,083	(15)	$4,166
	1,041	3,126	(12)	$3.12	7/18/2016
	4,166	12,501	(13)	$2.22	12/12/2016
	—	100,000	(9)	$2.75	5/18/2017
	—	275,000	(10)	$2.98	9/26/2007

Henry R. Wolfe, Ph.D.	834	834	(14)	$13.32	4/8/2015
Executive Vice President and Chief Scientific Officer	4,167	4,167	(14)	$13.32	4/8/2015
	1,250	1,250	(6)	$10.02	7/14/2015
	2,083	2,084	(7)	$8.13	12/8/2015
	1,041	3,126	(12)	$3.12	7/17/2016
	1,041	3,126	(12)	$2.88	7/27/2016
	3,125	9,375	(13)	$2.22	12/12/2016
	—	100,000	(9)	$2.75	5/18/2017
	—	275,000	(10)	$2.98	9/26/2017

John A. Skolas(17)	16,667	—		$30.60	10/20/2013
Former Executive Vice President and Chief Financial Officer	12,500	4,167	(4)	$19.14	7/23/2014
	12,500	4,167	(5)	$21.60	12/8/2014
	8,333	8,334	(6)	$10.14	7/27/2015
	8,333	8,334	(7)	$8.13	12/8/2015
	1,666	5,001	(12)	$3.06	7/18/2016

(1)	Reflects the one-for-six reverse split of the Company’s common stock effected on May 11, 2007.
(2)	Under the terms of the Equity Plans, the exercise price of an option is determined by the Compensation Committee but may not be less than the fair market value (as defined in the applicable plan) of a share of common stock on the date of grant.
(3)	Represents the unvested restricted stock awards outstanding multiplied by $2.00 per share, the closing price of the Company’s common stock on December 31, 2007.
(4)	Unvested stock options will vest in July 2008.

(5)	Unvested stock options will vest in December 2008.
(6)	Unvested stock options will vest in two equal amounts in July 2008 and July 2009.
(7)	Unvested stock options will vest in two equal amounts in December 2008 and December 2009.
(8)	Unvested stock options will vest in June 2008.
(9)	Unvested stock options will vest in four equal amounts in May 2008, May 2009, May 2010 and May 2011.
(10)	Unvested stock options will vest in three equal amounts in April 2008, July 2008 and December 2008.
(11)	Unvested stock options will vest in two equal amounts in March 2008 and March 2009.
(12)	Unvested stock options will vest in three equal amounts in July 2008, July 2009 and July 2010.
(13)	Unvested stock options will vest in three equal amounts in December 2008, December 2009 and December 2010.
(14)	Unvested stock options will vest in two equal amounts in April 2008 and April 2009.
(15)	Unvested stock award will vest in March 2008.
(16)	Unvested stock options will vest in two equal amounts in May 2008 and November 2008.
(17)	Mr. Skolas’ options will continue to vest through December 31, 2008 pursuant to the amendment to his consulting agreement with the Company, dated February 25, 2008.

Additional Narrative Disclosure

Severance and Change in Control Benefits

As discussed in the “Compensation Overview” above, NEOs are entitled to certain payments upon termination of employment for various reasons. In addition, each NEO (other than Mr. Skolas) is entitled to enhanced severance benefits if his employment is terminated after or in connection with a change in control.

Pursuant to the employment agreements with actively-employed NEOs, if their employment is terminated “without cause” (as defined in the agreements) they are entitled to receive base pay for an additional two to twelve months. Each NEO is entitled, pursuant to their respective individual employment agreements with the Company, to receive severance payments in the event that their employment is terminated without “cause” (as defined in their employment agreements), or, in the case of Mr. Armstrong, his voluntary termination of employment for “good reason” (as defined in his employment agreement). Such severance payments consist of salary continuation for twelve (12) months. In addition, pursuant to Mr. Armstrong’s current employment agreement, all of his unvested options to purchase Company securities shall automatically vest on the date of his termination of employment and his outstanding options shall remain exercisable for the shorter of five years following such termination and the original option term. As a condition to receiving his respective severance benefits, Mr. Skolas, Dr. Gast and Dr. Wolfe must execute a general release, including a mutual non-disparagement clause, in a form acceptable to the Company. Furthermore, the employment agreements convey the Company’s expectation that the executives will maintain the confidentiality of any business or scientific information which they receive during the course of their employment.

Mr. Armstrong is also entitled, pursuant to his change in control agreement with the Company, to receive enhanced severance payments in the event his employment is terminated without “cause” (as defined in the change in control agreement) after a change in control or if he voluntarily terminates his employment with the Company for “good reason” (as defined in the change in control agreement) after a change in control. In such instances, he will receive severance compensation equal to the sum of (a) a prorated bonus based on the highest bonus he received in the three years immediately preceding such termination date (the “Highest Bonus”); (b) two (2) times the sum of his base salary plus the Highest Bonus; and (c) health and welfare benefits for the shorter of twenty-four (24) months following the date of termination, until he secures full time employment elsewhere or his normal retirement date determined in accordance with the Company’s retirement policy. In addition, if Mr. Armstrong becomes subject to the “golden parachute” excise tax under section 4999 of the Code, he will receive an additional payment in an amount sufficient to offset the effects of the excise tax on an after-tax basis. For purposes of these arrangements, a change in control is deemed to have occurred prior to the executive’s termination of employment, his removal from material duties or positions with the Company or a reduction in his base salary if such termination, removal or reduction occurs after the commencement of discussions with any person that may ultimately result in a change in control.

Similarly, Dr. Gast and Dr. Wolfe are each entitled, pursuant to their respective change in control agreements with the Company, to receive enhanced severance payments in the event their employment is terminated without “cause” (as defined in the change in control agreements) within the twelve (12) months immediately following a change in control or if they voluntarily terminates their employment with the Company for “good reason” (as defined in the change in control agreements) within the six (6) months immediately following a change in control. In such instances, they will receive severance compensation equal to the sum of one times their base salary plus the bonus they received for the immediately preceding calendar year. In addition, if they becomes subject to the “golden parachute” excise tax under section 4999 of the Code, they will receive an additional payment in an amount sufficient to offset the effects of the excise tax on an after-tax basis. For purposes of these agreements, a change in control is deemed to have occurred prior to the executive’s termination of employment, his removal from his material duties or positions with the Company or a reduction in his base salary if such termination, removal or reduction occurs after the commencement of discussions with any person that may ultimately result in a change in control. Dr. Gast and Dr. Wolfe are each required to deliver to the Company a general release of liability to the Company and its officers and directors in a form reasonably satisfactory to the Company.

In addition, under the Equity Plans, all of the NEOs are entitled to full vesting of their unvested restricted stock and option awards in the event of a change in control, unless otherwise determined by the Compensation Committee of the Company’s Board of Directors.

Retirement Benefits

As discussed under the “Compensation Overview” above, the Company sponsors a 401(k) plan. The Company’s 401(k) plan is a tax-qualified retirement savings plan pursuant to which all employees, including the NEOs, are able to contribute to the 401(k) plan up to the limit prescribed by the Internal Revenue Code (the “Code”) on a pre-tax basis. The Company makes a matching contribution of 50% of the first 6% of pay contributed by the employee to the 401(k), for a maximum match of $2,400, annually. All contributions made by a participant vest immediately and matching contributions made by the Company vest over the employee’s first five years of service with the Company. Once the employee has completed five years of service with the Company, all Company contributions are fully vested when made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 4, 2008 (except as otherwise noted) regarding the ownership of common stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) by each director and director nominee of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement and (iv) by all current executive officers and directors of the Company as a group.

Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Xmark Opportunity Partners, LLC(3) Mitchell D. Kaye 301 Tresser Boulevard, Suite 1320 Stamford, Connecticut 06901	4,609,213	25.41%

Michael A. Roth and Brian J. Stark(4) 3600 South Lake Drive St. Francis, Wisconsin 53235	1,817,531	9.94%

BVF Partners L.P. and BVF Inc.(5) 900 North Michigan Avenue, Suite 1100 Chicago, Illinois 60611	1,415,131	7.98%

John L. Armstrong, Jr.(6)	429,981	2.41%

Michael J. Gast, M.D., Ph.D.(11)	161,558	*

Henry R. Wolfe, Ph.D.(7)	152,739	*

John A. Skolas(8)	83,422	*

R. Frank Ecock(9)	59,167	*

Robert F. Shapiro(10)	50,500	*

Osagie O. Imasogie (12)	41,197	*

Zola P. Horovitz, PH.D. (13)	30,835	*

James B. Wyngaarden, M.D. (14)	23,334	*

Peter J. Savino, M.D.(15)	4,167	*

All current directors and executive officers as a group(16)	5,723,902	30.01%

*	Less than one percent.
(1)	Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options and warrants held by each individual or group to the extent such options and warrants are exercisable within sixty days of April 4, 2008.
(2)	The percentage for each individual or group is based on 17,464,630 shares that were outstanding as of April 4, 2008 and all shares issuable upon the exercise of outstanding stock options and warrants held by such individual or group to the extent such options and warrants are exercisable within sixty days of April 4, 2008.
(3)

This information is presented in reliance on information disclosed in a Form 4 filed with the Securities and Exchange Commission and reporting as of December 21, 2007. Xmark Opportunity Partners, LLC (“Opportunity Partners”) possesses sole power to vote and direct the disposition of these shares of the Company, all of which are beneficially owned by affiliated entities of Opportunity Partners. Mitchell D. Kaye and David C. Cavalier, the Chief Executive Officer and Chief Operating Officer, respectively, of Xmark Capital Partners, LLC, the Managing Member of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners. Mr. Kaye’s beneficial interest in the securities reported herein is limited to the extent of his pecuniary interest, if any, in Opportunity Partners and its affiliated entities which beneficially own these securities. The reported securities include 674,080 shares of common stock issuable upon the exercise of certain warrants held by the reporting person.

(4)	This information is presented in reliance on information disclosed in an amended Schedule 13G filed with the Securities and Exchange Commission and reporting as of December 31, 2007. Mr. Roth and Mr. Stark, the Managing Members of Stark Offshore Management LLC (“Stark Offshore”), share voting and dispositive power for these shares, which are held directly by SF Capital Partners Ltd. (“SF Capital”). Stark Offshore acts as an investment manager and has sole power to direct the management of SF Capital. The reported securities include 823,514 shares of common stock issuable upon the exercise of a warrant held by the reporting persons. The reported securities do not include 89,459 shares of common stock issuable upon the exercise of warrants held by the reporting persons since such warrants are subject to exercise caps that preclude the holder thereof from utilizing its exercise rights to the extent that it would beneficially own in excess of 9.99% of the Company’s common stock.
(5)	This information is presented in reliance on information disclosed in an amended Schedule 13G filed with the Securities and Exchange Commission and reporting as of December 28, 2007. Pursuant to the operating agreement of BVF Investments, L.L.C. (“Investments”), BVF Partners L.P. (“Partners”) is authorized to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in shares of the common stock beneficially owned by Investments and to vote and exercise dispositive power over those shares of the common stock. Partners and BVF Inc. share voting and dispositive power over shares of the common stock beneficially owned by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investments and those owned by Investment 10, L.L.C., on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF Inc. have beneficial ownership of all of the shares of the common stock owned by such parties.
(6)	With respect to Mr. Armstrong, includes 361,647 shares of common stock issuable upon exercise of options and 33,334 shares of common stock, owned by John L. Armstrong, LLC and 35,000 shares owned by the John L. Armstrong Revocable Trust dated November 23, 1993 (the “Trust”). Mr. Armstrong disclaims beneficial ownership of the shares and options owned by John L. Armstrong, LLC except to the extent of his pecuniary interest therein. Mr. Armstrong possesses sole voting and dispositive power over shares held by the Trust.
(7)	With respect to Dr. Wolfe, is comprised of 152,739 shares of common stock issuable upon exercise of options.
(8)	With respect to Mr. Skolas, is comprised of 60,000 shares of common stock issuable upon exercise of options.
(9)	With respect to Mr. Ecock, is comprised of 20,833 shares of common stock issuable upon exercise of options.
(10)	With respect to Mr. Shapiro, is comprised of 22,500 shares of common stock issuable upon exercise of options.
(11)	With respect to Dr. Gast, is comprised of 153,224 shares of common stock issuable upon exercise of options.
(12)	With respect to Mr. Imasogie, is comprised of 12,500 shares of common stock issuable upon exercise of options.
(13)	With respect to Dr. Horovitz, is comprised of 25,835 shares of common stock issuable upon exercise of options.
(14)	With respect to Dr. Wyngaarden, is comprised of 22,500 shares of common stock issuable upon exercise of options.
(15)	With respect to Dr. Savino, is comprised of 4,167 shares of common stock issuable upon exercise of options.
(16)	Includes 934,975 shares of common stock issuable upon exercise of options and 674,080 shares of common stock issuable upon the exercise of certain warrants held indirectly by one of the Company’s directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such reports received by the Company and written representations from certain reporting persons, the Company believes that during the year ended December 31, 2007, all filing requirements applicable to the Company’s officers, directors and ten-percent stockholders were satisfied, with the exception of the failure: of John L. Armstrong to timely report on Form 4 his receipt of a stock award on May 10, 2007, which was subsequently reported on May 22, 2007, and his purchase of stock on December 20 and 21, 2007, which was subsequently reported on December 27, 2007; of Leanne M. Kelly to timely report on Form 4 her receipt of stock on December 11, 2007, which was subsequently reported on December 18, 2007; and of Mitchell D. Kaye to timely report on Form 3 his stock holdings as of September 27, 2007, and to timely report on Form 4 his receipt of stock options on September 27, 2007, both of which were subsequently reported on October 9, 2007.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

No reportable transactions with related persons occurred during fiscal 2007 or fiscal 2006.

OTHER MATTERS FOR THE 2008 ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the accompanying proxy will vote the shares represented thereby in accordance with their judgment.

DIRECTOR NOMINATIONS AND

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting, such proposals must be received by the Company no later than December 24, 2008. Proposals should be directed to the attention of the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. Under Securities and Exchange Commission rules, stockholders wishing to have a proposal presented at an annual meeting must submit the proposal to the Company so that the Secretary of the Company receives it not less than 120 calendar days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event the date of the meeting is advanced by more than 30 days from the date of the 2008 Annual Meeting of Stockholders, notice by the stockholder must be received no later than the date which should be disclosed in one of the Company’s quarterly reports on Form 10-Q.

Stockholders may propose nominees for consideration by the Nominating Committee by submitting in writing the nominee’s name, appropriate biographical information and qualifications and consent to being considered as a nominee to the Nominating Committee c/o the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. In order to be considered for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2009, the name of the proposed nominee and the supporting documentation must be received no later than December 24, 2008.

The Nominating Committee considers recommendations of potential director candidates from current directors, management, stockholders and other business contacts. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Mr. Kaye’s nomination to the Company’s Board of Directors on September 27, 2007 was recommended by a non-management director. In considering any nominee proposed by a stockholder, the Nominating Committee will reach a conclusion based on the criteria it uses in evaluating all candidates for director. After full consideration, the stockholder proponent will be notified of the decision of the Nominating Committee. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating Committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the 2009 Annual Meeting is March 9, 2009 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a stockholder gives notice of such a proposal after this deadline, the Company’s proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2009 Annual Meeting.

By Order of the Board of Directors,

/s/ Leanne M. Kelly
LEANNE M. KELLY Secretary

Plymouth Meeting, Pennsylvania

April 23, 2008

Appendix A

Amendment

To

GENAERA CORPORATION 2004 STOCK-BASED

INCENTIVE COMPENSATION PLAN

as adopted May 11, 2004 and

subsequently amended on May 11, 2006 and October 3, 2006 (the “Plan”)

Acting pursuant to the authority reserved to it in Section 10 of the Plan, on March 18, 2008, the Board of Directors of Genaera Corporation (the “Board”) hereby adopted the following amendment to the Plan, subject to shareholder approval. Shareholder approval was obtained at Genaera Corporation’s annual meeting held on May 29, 2008:

1. Section 5.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.1 Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan shall be 4,000,000. All shares of Common Stock may be issued pursuant to Incentive Stock Options.”

2. Section 8.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“8.2 Specific Option Grants to Directors: Each Director who is not an employee of the Company shall receive an Option to purchase 3,333 shares of Common Stock upon his or her initial election to the Board, and the shares of Common Stock underlying such Options shall vest one-quarter (1/4) per year that such Director remains a Director for four years beginning on the first anniversary of the grant. Beginning at the 2004 annual meeting of the stockholders of the Company and at each annual meeting of the stockholders of the Company held thereafter while the Plan is in effect, each Director continuing as such after such meeting who is not an employee of the Company shall receive an Option to purchase 3,333 shares of Common Stock, and the shares of Common Stock underlying such Options shall vest one-quarter (1/4) per year that such Director remains a Director for four years beginning on the first anniversary of the grant; provided, however, that in the event a Director resigns from the Board other than for Cause prior to such four-year anniversary, the vesting of such Option shall accelerate so that such Option becomes immediately exercisable with respect to one-forty-eighth (1/48) of the shares of Common Stock underlying such Option for each full month that has elapsed between the date of the grant of such Option and the date of such resignation. Notwithstanding anything to the contrary in the Plan, the price per share at which Common Stock may be purchased upon the exercise of an Option granted pursuant to this Section 8.2 shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.”

3. Therefore, the amendments made by paragraphs 1 and 2 above are effective as of May 29, 2008.

To record the adoption of this Amendment, the Board has executed this Amendment on this              date of             , 2008.

Genaera Corporation

By:

Name:

Title:

A-1

PROXY	GENAERA CORPORATION	PROXY

Annual Meeting of Stockholders, May 29, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Armstrong, Jr. and Leanne M. Kelly, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Genaera Corporation to be held on May 29, 2008, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting, or any adjournments thereof, all as set forth in the April 23, 2008 Proxy Statement.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

1.	Election of the following six nominees as the directors of the Company: John L. Armstrong, Jr., R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Mitchell D. Kaye and Robert F. Shapiro

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES FOR DIRECTORS.

☐ For all nominees	☐ Withhold for all nominees	☐ Withhold for the following only: (Write the names of the nominee(s) in the space below)

2.	Approval of the Amendment to the Company’s 2004 Stock-Based Incentive Compensation Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder to 4,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT

TO THE COMPANY’S 2004 STOCK-BASED INCENTIVE COMPENSATION PLAN, AS AMENDED,

TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER TO 4,000,000 SHARES.

For ☐	Against ☐	Abstain ☐

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

For ☐	Against ☐	Abstain ☐

4.	To vote on such other matters that may properly come before the meeting or any adjournments thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE

NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF GENAERA CORPORATION.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated	, 2008

Signature

Signature (if held jointly)
I plan to attend the meeting: Yes ☐ No ☐

This Proxy will be voted FOR all nominees and FOR all other proposals unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting. PLEASE DATE, SIGN AND RETURN PROMPTLY.